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                                                                    Exhibit 32.2

                           SECTION 1350 CERTIFICATION

         In connection with Amendment No. 2 to the Quarterly Report of Retail Ventures, Inc. (the "Company") on Form 10-Q/A for the period ending
July 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. McGrady, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

               (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

               (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




April 11, 2006                             /s/ James A. McGrady
                                           -------------------------------------
                                           James A. McGrady
                                           Executive Vice President, Chief
                                           Financial Officer, Treasurer and
                                           Secretary of Retail Ventures, Inc.


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.